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                                                                    Exhibit 10.4

                               PRO NET LINK CORP.
                          REGISTRATION RIGHTS AGREEMENT

                                 August 8, 2000
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                                TABLE OF CONTENTS

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                                                                                                        Page
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
1.1       Definitions.....................................................................................2

1.2       Interpretation..................................................................................3

1.3       Defined Terms...................................................................................4

1.4       Requested Registration..........................................................................4

1.5       Piggy-back Registration.........................................................................6

1.6       Form S-3 of Registration........................................................................7

1.7       Obligations of the Company......................................................................8

1.8       Furnish Information.............................................................................9

1.9       Expenses of Registration........................................................................9

1.10      Delay of Registration...........................................................................9

1.11      Indemnification.................................................................................9

1.12      Reports Under Securities Exchange Act of 1934..................................................11

1.13      Assignment of Registration Rights..............................................................11

1.14      Market Stand-off Agreement.....................................................................12

1.15      Termination of Registration Rights.............................................................12

1.16      Holders of Notes...............................................................................12

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2.   General Provisions ................................................   12
     2.1  Further Assurances ...........................................   12
     2.2  Rights Cumulative ............................................   12
     2.3  Notices ......................................................   13
     2.4  Severability .................................................   13
     2.5  Entire Agreement .............................................   13
     2.6  Governing Laws; Jurisdiction .................................   13
     2.7  Providing on Heirs; Successors and Assigns ...................   13
     2.8  Amendment; Waiver ............................................   14
     2.9  Counterparts .................................................   14

                               PRO NET LINK CORP.

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "REGISTRATION RIGHTS AGREEMENT") is entered into as of August 8, 2000 by, between and among PRO NET LINK CORP., a Nevada corporation (the "COMPANY"), GLOBALNET VENTURE PARTNERS, INC., a Delaware corporation (the "OFFICERS' CO."), JEAN PIERRE COLLARDEAU ("JPC"), COMMERCE CONSULTING, LLC, a Delaware limited liability company of which JPC is the sole member ("CCL") and GLENN ZAGOREN ("GZ"; and together with JPC, CCL, GZ and the Officers' Co. the "EXISTING SHAREHOLDERS").

                                    RECITALS

         WHEREAS, JPC, GZ and FV currently are directors of the Company;

         WHEREAS, the Existing Shareholders currently hold Common Stock (as defined below) and/or options to purchase Common Stock;

         WHEREAS, John A. Bohn and Karen Morgan are principal shareholders of the Officers' Co.;

         WHEREAS, the Company, John A. Bohn, Karen Morgan and the
Officers' Co. are parties to an Agreement, dated of even date herewith (the "AGREEMENT"), whereunder John A. Bohn has agreed to serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Company and Karen Morgan has agreed to serve as Chief Operating Officer and Senior Executive Vice President of the Company; and

         WHEREAS, the Company has granted to the Officers' Co. options (the "OPTIONS") to purchase Common Stock (as hereinafter defined) under a Stock Option Agreement (the "OPTION AGREEMENT") between the Company and the Officers' Co., dated of even date herewith.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Registration Rights. The Company hereby covenants and agrees as follows:

         1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

                  (a) "1933 ACT" means the Securities Act of 1933, as amended.

                  (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  (c) "COMMON STOCK" means the Company's Common Stock, $0.001 par value.

                  (d) "FORM S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which
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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (e) "HOLDER" means any person owning of record Registrable Securities or any permitted assignee thereof in accordance with Section 1.12.

                  (f) "INITIATING HOLDERS" means any Holder or Holders who are entitled to request, and who have requested, registration of its or their Registrable Securities under Sections 1.4 and 1.6.

                  (g) "NOTES" means convertible promissory notes issued to lenders of bridge financing to the Company as of the date hereof, or as of any date up to one (1) calendar month from the date hereof.

                  (h) "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity (or any department, agency, or political subdivision thereof).

                  (i) "PUBLIC OFFERING" means any registered offering of the Company's equity securities solely for cash, other than a registration (i) on Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (ii) with respect to an employee benefit plan or (iii) in connection with a Rule 145 transaction under the 1933 Act.

                  (j) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement or document by the SEC.

                  (k) The term "REGISTRABLE SECURITIES" means: (i) all Common Stock (or Common Stock underlying options, warrants or other convertible securities) held by the Existing Shareholders as the date of this Registration Rights Agreement, (ii) any Common Stock (or Common Stock underlying options, warrants or other convertible securities) issued or issuable to the Existing Shareholders, and the Officers' Co. under the Agreement, the Option Agreement, and any other agreement the Company may enter into in the future with the Existing Shareholders, (iii) all Common Stock issuable under the Notes, and (iv) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in the foregoing clauses (i), (ii) and (iii) of this sentence, excluding in all cases, however, any Registrable Securities (A) sold by a person in a transaction in which its rights under

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this Section 1 are not assigned; (B) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  (l) "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 1.4, 1.5 and 1.6, including, without limitation, all registration, filing and qualification fees, underwriters' expense allowance, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits and attorney's costs and fees of the Company incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  (m) "SEC" means the Securities and Exchange Commission.

                  (n) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the registration, and fees and disbursements of counsel for any or all of the Holders who elect to include their Registrable Securities in any such registration.

         1.2 Interpretation. References to Sections, Exhibits, or other subdivisions are to the appropriate subdivisions of this Registration Rights Agreement unless otherwise stated. The words "herein," and "hereof" and "hereunder" and other words of similar import refer to this Registration Rights Agreement as a whole and not to any particular Section, Exhibit, or other subdivision unless otherwise stated.

         1.3 Defined Terms in the Agreement. Capitalized, defined and other terms used herein that are not otherwise defined in this Registration Rights Agreement have the same meaning ascribed to them in the Agreement.

         1.4 Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from one or more Holders a written request that the Company file a registration statement under the 1933 Act with respect to shares of Registrable Securities whose expected aggregate offering price is not less than five million dollars ($5,000,000), the Company will:

                           (i) promptly, and in no event later than 30 days from
receipt of such written request, give written notice of such request to all other Holders; and

                           (ii) subject to the limitations of Section 1.4(b), as
soon as practicable, use its best efforts to effect such registration under the 1933 Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act and any other governmental requirements or regulations as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request), together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) business days after receipt of such written notice from the Company;

provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                                    (A) prior to the date that is the later of
(i) the date of the consummation of a Viable Financing or (ii) the one year anniversary of the date of this Registration Agreement (the period during which a Holder may request registration hereunder, beginning on such date, is referred to herein as the "REQUEST PERIOD");

                                    (B) if the Company has previously effected
three (3) registrations under this Section 1.4; or

                                    (C) if the Company shall furnish to the
Holders requesting a registration statement pursuant to this Section 1.4 a certificate, signed by the Chairman of the Board (and each member of the Board of Directors so voting), which shall include a statement evidencing a vote by the Board that, in the good faith exercise of the business judgment of the Board, it would be seriously detrimental to the Company and its shareholders (in a manner other than the dilutive effect of such registration), for such registration statement to be filed or effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the registration request of the Initiating Holders; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

         Subject to the foregoing clauses, (A) through (C) inclusive, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders and in any event within one hundred and twenty (120) days after receipt of such request.

                  (b) Underwriting. In the event that a registration pursuant to this Section 1.4 is for a registered Public Offering by means of an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.4(b), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.


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         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a managing underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.4, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. If the number of shares of Registrable Securities of any individual Holder shall be reduced by more than 20% of the amount requested by any such Holder, such registration shall not be treated as effected for purposes of Section 1.4(a)(ii)(B).

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities held by such Holder affected shall be withdrawn from registration. If the registration does not become effective due to the withdrawal of Registrable Securities, then either: (a) the Holders withdrawing from such registration shall reimburse the Company for expenses incurred in complying with the request; or (b) the withdrawing Holders (but not the other Holders) shall be deemed to have effected a registration for purposes of Section 1.4(a)(ii)(B); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses, and the aborted registration shall not be treated as effected for purposes of Section 1.4(a)(ii)(B).

         1.5      Piggy-back Registration.

                  (a) Piggy-Back Rights. If, (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its securities in connection with a Public Offering, the Company shall promptly give each Holder written notice of such registration, together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under

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
applicable state securities laws. Upon the written request of each Holder given within 20 business days after delivery of such written notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of
Section 1.4(a), use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any of its Registrable Securities in any subsequent registration statement or statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting Requirements in Piggy-back Registration. If the registration statement under which the Company gives notice pursuant to this
Section 1.5 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. The right of any Holder to registration pursuant to Section 1.5(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (each, a "PARTICIPATING HOLDER") shall (together with the Company and any other holders of Company securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the underwriter determines that marketing factors require a limitation of the number of shares of any class of securities to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting. Further, notwithstanding anything to the contrary herein, there shall be no reduction below 75% of the total shares registered by the Company to be offered by the Company for its own account under this Section 1.5. The Company shall so advise all persons requesting registration, and the number of shares of any class of securities that may be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting shall be allocated (i) first to the Company; (ii) second to the Participating Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; and (iii) third, to any other shareholders of the Company (other than Participating Holders) on a pro rata basis. In no event will shares of any other participating shareholder be included in such registration if the effect of including such shares would be to reduce the number of shares that may be included by Participating Holders without the written consent of Participating Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         1.6 Form S-3 Registration. In case the Company shall receive from any Initiating Holders a written request or requests that the Company effect a registration on Form S-3 and any

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
related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) business days after receipt of such written notice from the Company;

provided, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.6: (i) prior to the beginning of the Request Period; (ii) if the Company is not qualified as a registrant entitled to use Form S-3; (iii) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than seven hundred and fifty thousand dollars ($750,000); (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of the Company (and each member of the Board so voting), which shall include a statement evidencing a vote of the Board that, in the good faith exercise of business judgment of the Board, it would be seriously detrimental to the Company and its shareholders (in a manner other than the dilutive effect of such registration) for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred and twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 1.5; provided, that the Company shall not utilize this right more than once in any twelve (12) month period; or (v) if the Company has already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.6 in the prior twelve (12) month period.

         1.7 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and twenty (120) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as

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
may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction; and provided, further, that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction if such Holders do not elect to withdraw from the registration after notice of such requirement.

                  (e) In the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement in customary form with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         1.8 Furnish Information. In connection with any action pursuant to this
Section 1, the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. In that connection, each selling Holder shall be required to represent to the Company that all such information is both complete and accurate.

         1.9 Expenses of Registration. All Registration Expenses shall be borne by the Company. All Selling Expenses shall be borne by the Holders of the securities so registered, pro rata, on the basis of the number of shares so registered.

         1.10 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Section 1 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.11 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, and members (if Holder is an LLC) of each Holder, any underwriter (as defined in the 1933
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Company's indemnity contained in this
Section 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by any such Holder. The indemnity provided for in this Section 1.11(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, underwriter, participating person or controlling person and shall survive transfer of such securities by such seller.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) for the Company, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such

Violation occurs in reliance upon and in conformity with written information furnished by such indemnifying Holder and expressly stated in a writing for use in connection with such registration. The indemnity agreement contained in this
Section 1.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.11, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party if the indemnified party reasonably determines that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying parties shall not be obligated to pay the fees and expenses of more than one counsel for all such indemnified parties. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.11, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.11.

                  (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to address an issue shall not be deemed to be a conflict between the underwriting agreement and this Registration Rights Agreement.

                  (e) The obligations of the Company and the Holders under this
Section 1.11 shall survive the completion of any offering of the Registrable Securities in a registration statement under this Section 1.

         1.12 Reports Under Securities Exchange Act of 1934. With a view of making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) use its best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                  (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                  (c) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon reasonable request; a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3.

         1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to (i) any permitted transferee under the Shareholder Agreement, and
(ii) a Holder's family member or trust (or family limited liability company or family partnership) for the benefit of an individual Holder or any family member; provided that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (y) such assignment shall be effective only if immediately following such transfer the transferee agrees in writing to be bound by the terms and conditions of this Registration Rights Agreement and the Other Operative Agreements and such transfer of any Registrable Securities is lawful under all applicable securities laws.

         1.14 Market Stand-off Agreement. Each Holder agrees, in connection with any underwritten Public Offering of the Company's securities, upon request of the Company or the underwriters managing such offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters, as the case may be.

         1.15 Termination of Registration Rights. The registration rights granted herein shall terminate (i) as to all Holders, on the date which is the tenth anniversary of the date hereof, and (ii) as to any Holder, at such time as such Holder (A) is able to sell all of its Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act, or (B) has sold all Registrable Securities held by it.

         1.16 Holders of Notes. Notwithstanding any other provisions of Section 1 of this Registration Rights Agreement, the limitations on the timing of the rights granted to the Holders under Section 1.4(a)(A) or 1.6(i) shall not apply to the Holders of Registrable Securities underlying the Notes.

2.       General Provisions.

         2.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes hereof.

         2.2 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms hereof. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

         2.3 Notices. Except as otherwise set forth herein, any notice required or permitted hereunder will be given in writing, and will be conclusively deemed effectively given, upon compliance with the notice provisions of the Agreement or the Shareholders Agreement, as the case may be.

         2.4 Severability. The provisions of this Registration Rights Agreement are severable. The invalidity, in whole or in part, of any provision hereof shall not affect the validity or enforceability of any other provisions hereof. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions hereof with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

         2.5 Entire Agreement. This Registration Rights Agreement (together with the Agreement, the Shareholders Agreement, the Operative Agreements and the other documents referred to herein and therein) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto with regard to the subject matter hereof, is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understandings, whether written or oral, relating to the same subject matter.

         2.6 Governing Law; Jurisdiction. This Registration Rights Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto agree that any disagreement or dispute arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Registration Rights Agreement, any breach hereof, or any transaction covered hereby, or any proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Registration Rights Agreement, shall be brought by such party and resolved exclusively within the State of New York. Accordingly, the parties hereto consent and submit to the exclusive personal jurisdiction of the federal and state courts located within the State of New York, U.S.A. The parties hereto further agree that any such action or proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Registration Rights Agreement shall be brought by such party exclusively in the federal or state courts located within the State of New York.

         2.7 Binding on Heirs, Successors and Assigns. This Registration Rights Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

         2.8 Amendment; Waiver. Any provision hereof may be amended and/or the observance thereof may be waived upon the written consent of the Company and the Holders of 85% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder of any Registrable Securities then outstanding (including securities into which such securities are convertible), each future Holder of all such Registrable Securities, and the Company. No waiver of any term, provision or condition hereof, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition hereof.

         2.9 Counterparts. This Registration Rights Agreement may be executed in separate counterparts, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

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                                      -13-

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

                                   PRO NET LINK CORP.


                                   By: /s/ Jean Pierre Collardeau
                                      ------------------------------------
                                          Name:   Jean Pierre Collardeau
                                          Title:  President and Chief
                                                  Executive Officer

                                   GLOBAL NET VENTURE PARTNERS, INC.


                                   By: /s/ Andrew Entwistle
                                      ------------------------------------
                                          Name: Andrew J. Entwistle, Esq.
                                          Title: Principal


                                   ---------------------------------------
                                   JEAN PIERRE COLLARDEAU


                                   ---------------------------------------
                                   GLENN ZAGOREN


                                   ---------------------------------------
                                   FRANCIS VINCENT



                                   COMMERCE CONSULTING, LLC

                                   By: /s/ Jean Pierre Collardeau
                                       ------------------------------
                                         Name: Jean Pierre Collardeau
                                         Title: Sole Member



                                      -14-